Exhibit 99.4

EPS GUIDANCE FOR THE FOURTH QUARTER OF FISCAL 2005

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS RECONCILIATION

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

Adjusted Diluted Earnings Per Share from Continuing Operations (Adjusted EPS) is defined as Diluted Earnings Per Share from Continuing Operations before Restructuring and Other Charges. Adjusted EPS is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to Earnings Per Share reported by other companies. Management believes Adjusted EPS is useful to investors, analysts and others because it provides a meaningful representation of the company's ongoing operating earnings performance as it excludes certain items that management believes are not reflective of the company's core operating results over time.

Reconciliation of Forecast Adjusted EPS to Diluted Earnings Per Share from Continuing Operations, the most directly comparable GAAP financial measure, for the three-month period ending May 27, 2005 is provided below. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

Forecast	4th Quarter Ending 27-May-05
EPS from Continuing Operations	$0.06 - 0.10
Restructuring and Other Charges	$0.02

Adjusted EPS from Continuing Operations	$0.08 - 0.12